Exhibit (c)(3)

SUPPLEMENTAL DISCUSSION MATERIALS PREPARED EXCLUSIVELY FOR : 28 MARCH 2012 CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("*****"), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1 Recent Performance Source: FactSet and SNL Financial; as of 3/27/12. P R O J E C T H O T S P U R S Volume (in thousands) $ Share price 27.53 41.32 30.92 1.85 8.23 1.93 1.35 $9.95 $8.93 $8.95 $8.94 $9.08 $9.04 $8.94 0 5 10 15 20 25 30 35 40 45 $8.75 $9.00 $9.25 $9.50 $9.75 $10.00 3/19/12 3/20/12 3/21/12 3/22/12 3/23/12 3/26/12 3/27/12 Volume ('000) Price ($)

Benchmarking 1) Pro forma calculations remove the effect of $26.5MM non cash gain related to the Bank of Scotland debt refinancing 2) LTM reflects the last twelve months of net income Source: SNL and FactSet (3/27/12), based on a closing price of $8.94 Note: Receivables Management Peer Group includes AACC, ASFI, ECPG, FCFC and PRAA; Commercial Finance Peer Group includes CSE, DFR, CIT, GMT, KFN, MRLN, MFI, MIND, NEWS, PLUS. P R O J E C T H O T S P U R S  Current Pro-forma1 3 Month 12 Month FirstCity Financial Corp. 0.82x 1.08x 0.89x 0.77x Commerical Finance trading comps 1.16 1.11 1.01 Receivables Management trading comps 1.28 1.28 1.39 FirstCity Financial Corp. 0.82x 1.08x 0.89x 0.77x Commerical Finance trading comps 1.23 1.16 1.05 Receivables Management trading comps 1.38 1.37 1.50 FirstCity Financial Corp. 3.84x NM 7.41x 6.17x Commerical Finance trading comps 11.50 12.36 15.18 Receivables Management trading comps 11.87 11.02 13.69 LTM P/E 2 P/BV P/TBV Average 2

FIRST CITY

PROJECT HOTSPURS

		SHARE PRICE		IMPLIED P/TBV	
		LOW	HIGH	LOW	HIGH
MARKET BASED	MARKET PRICE (52-WEEK RANGE)	$5.79	$10.09	0.53x	0.93x
MARKET BASED	TRADING COMPARABLES	$9.78	$14.13	0.90x	1.30x
MARKET BASED	PRECEDENT TRANSACTIONS	$10.33	$11.41	0.95x	1.05x
MARKET BASED	PREMIUMS PAID	$12.16	$12.60	1.12x	1.16x
FUNDAMENTAL	DCF (DIVIDEND DISCOUNT)	$6.69	$8.24	0.62x	0.76x
FUNDAMENTAL	HYPOTHETICAL LIQUIDATION	$8.21	$9.43	0.76x	0.87x
FUNDAMENTAL	HYPOTHETICAL BALANCE SHEET FAIR MARKET VALUE	$5.82	$8.59	0.54x	0.79x

MARKET PRICE	TRADING COMPARABLES	PRECEDENT TRANSACTIONS	PREMIUMS PAID	DCF (DIVIDEND DISCOUNT)	HYPOTHETICAL LIQUIDATION	HYPOTHETICAL BALANCE SHEET FMV
▪ 52-week range of the share price ▪ Current price as of 3/27/12 is $8.94	▪ P/TBV range of 0.90x – 1.30x ▪ Commercial finance and receivables management peer groups	▪ P/BV range of 0.95 – 1.05x based on select precedent specialty finance transactions	▪ 36-41% premium to current share price ▪ Premium paid in select specialty finance and small cap FIG transactions	▪ Intrinsic value of the Company as an ongoing concern ▪ Based on management's projections ▪ Discount rate range of 17.5% - 22.5% and a 1.0x P/TBV exit multiple	▪ Based on management's base case projections and a stress case whereby net cash flows are reduced ~$15mm ▪ Assumes a discount rate of 20%	▪ Based on a moderate stress case and a contingent case whereby balance assets are reduced, on average, by 7% and 17%, respectively

Note: Implied P/TBV multiples based on actual, consolidated 12/31/11 tangible book value per share of $10.87 (unaudited)

3 LAZARD MIDDLE MARKET

FIRSTCITY
PROJECT HOTSPURS

Trading Comps

	Ticker	Stock Price($) 3/27/12	Mkt Cap ($MM)	52 Week High	52 Week Low	% of 52 Wk High	Price / BV (X)	Price / TBV (X)	GAAP PE CY 2012 (X)	GAAP PE CY 2013 (X)	Div. Yield (%)	Reported LTM ROAA (%)	Reported LTM ROAE (%)	Debt / Equity (X)
FirstCity Financial Corporation	**FCFC**	**$8.94**	**$93**	**$10.09**	**$5.79**	**88.6%**	**0.82x**	**0.82x**	**NA**	**NA**	**0.0%**	**5.3%**	**17.9%**	**1.8x**
COMMERCIAL FINANCE														
CapitalSource Inc.	CSE	$6.82	$1,692	$7.31	$5.08	93.3%	1.11x	1.25x	13.2x	12.0x	0.6%	(0.6%)	(2.6%)	0.8x
CIT Group Inc.	CIT	$41.33	$8,299	$44.88	$27.68	92.1%	0.93x	0.98x	NM	15.3x	0.0%	0.1%	0.4%	3.0x
GATX Corporation	GMT	$41.75	$1,950	$45.50	$28.90	91.8%	1.73x	1.88x	16.0x	13.8x	2.7%	2.0%	9.6%	3.2x
Marlin Business Services Corp.	MRLN	$15.49	$197	$16.58	$9.37	93.4%	1.20x	1.20x	20.1x	13.1x	1.9%	1.3%	3.8%	0.6x
MicroFinancial Incorporated	MFI	$6.90	$98	$7.11	$4.31	97.0%	1.30x	1.30x	10.6x	9.2x	4.1%	6.1%	12.4%	0.8x
Mitcham Industries, Inc.	MIND	$22.33	$277	$26.76	$9.52	83.5%	1.94x	2.08x	9.2x	9.2x	0.0%	10.2%	14.0%	0.0x
NewStar Financial, Inc.	NEWS	$10.87	$537	$12.43	$7.17	87.4%	0.95x	0.95x	NA	NA	0.0%	0.8%	2.5%	2.4x
			High	-	-	97.0%	1.94	2.08x	20.1x	15.3%	4.1%	10.2%	14.0%	3.2%
			Average	-	-	91.2%	1.31	1.38	13.8	12.1	1.3	2.8	5.7	1.5
			Median	-	-	92.1%	1.20	1.25	13.2	12.5	0.6	1.3	3.8	0.8
			Low	-	-	83.5%	0.93	0.95	9.2	9.2	0.0	NM	NM	0.0
RECEIVABLES MANAGEMENT														
Asset Acceptance Capital Corp.	AACC	$4.89	$150	$5.97	$2.80	81.9%	1.09x	1.21x	11.2x	9.1x	0.0%	3.2%	9.2%	1.3x
Asta Funding, Inc.	ASFI	$8.20	$120	$8.75	$6.40	93.7%	0.68x	0.68x	NA	NA	1.0%	4.3%	6.3%	0.4x
Encore Capital Group, Inc.	ECPG	$22.38	$549	$33.16	$18.96	67.5%	1.48x	1.55x	7.7x	6.9x	0.0%	8.0%	18.1%	1.1x
Portfolio Recovery Associates, Inc.	PRAA	$73.11	$1,254	$90.95	$56.76	80.4%	2.10x	2.41x	11.0x	8.8x	0.0%	9.8%	18.7%	0.4x
			High	-	-	93.7%	2.10x	2.41x	11.2x	9.1x	1.0%	9.8%	18.7%	1.3x
			Average	-	-	80.9%	1.34	1.46	10.0	8.2	0.3	6.3	13.1	0.8
			Median	-	-	81.1%	1.28	1.38	11.0	8.8	0.0	6.2	13.7	0.7
			Low	-	-	67.5%	0.68	0.68	7.7	6.9	0.0	3.2	6.3	0.4

Source: FactSet and SNL Financial, as of 3/27/12.

4 LAZARD MIDDLE MARKET

FIRST CITY
PROJECT HOTSPURS

Comparable Transactions[1]

Announce Date	Acquiror	Target	Target Ticker	Transaction Value	Implied Multiple BV	TBV	LTM EPS
2/3/11	Cerberus	Silverleaf Resorts	SVLF	$95.3	0.46x	0.46x	11.4x
12/27/10	Investor group	United PanAm Financial	UPFC	110.4	0.83	0.85	NM
8/3/09	Prospect Capital	Patriot Capital Funding	PCAP	86.3	0.49	0.51	NM
9/16/08	EZCORP	Value Financial Services	VFSI	76.7	4.13	NA	NA
1/28/08	Hypo Real Estate Hldg.	Quadra Realty Trust	QRR	179.2	0.75	0.77	40.5
2/28/07	CRX Acquisition	Cronos Group	CRNS	134.8	1.42	1.81	14.0
2/15/07	Investor group	Fieldstone Invst. Corp.	FICC	188.1	0.44	0.44	NM
9/13/05	Wachovia	AmNet Mortgage	AMNT	80.8	1.12	1.06	NM
9/6/05	WDM Fund	United Financial Mortgage	UFMC	35.8	1.11	1.20	25.6
5/27/05	New Century Financial	RBC Mortgage Company	PRFN	80.6	NA	NA	NA
1/20/05	iStar Financial	Falcon Financial Invst. Trust	FLCN	119.7	1.02	1.02	NM
9/22/04	Capital One Financial	Onyx Acceptance Corp.	ONYX	190.8	1.70	2.23	17.1
6/30/04	Allied Capital	Financial Pacific	FNPC	92.9	NA	NA	NA
11/12/03	General Electric	HPSC	HDR	75.0	1.69	2.02	23.4
7/12/03	American Home Mortgage	Apex Mortgage Capital	AXM	181.2	0.95	0.93	3.6
3/31/03	Consumer Portfolio Services	TFC Enterprises	TFCE	21.8	0.46	0.47	NM

	BV	TBV	LTM EPS
High	4.13x	2.23x	40.5x
Mean	1.18	1.06	19.4
Median	0.99	0.93	17.1
Low	0.44	0.44	3.6

Source: SNL.
(1) Select specialty finance transactions announced since 1/1/2000; TEV at the time of announcement <$250mm

5 LAZARD MIDDLE MARKET

SELECTED FINANCIAL TRANSACTIONS (ALL SECTORS) Premiums Paid (1) (2) Source: SNL. (1) Announced transactions involving publicly traded target companies in the specialty finance sector; transactions since March 2002; transaction value less than $250mm at the time of announcement (2) Announced transactions involving publicly traded target companies in the financials industry excluding banks; transactions since March 2002; transaction value less than $250mm at the time of announcement IMPLIED PREMIUMS SELECTED SPECIALTY FINANCIAL TRANSACTIONS 41.06 61.53 54.89 79.42 0.0% 25.0 50.0 75.0 100.0 Premium % 10-Year Avg. 36.6% 34.7% 38.3% 31.8% 60.0% 56.9% 53.6% 44.3% 52.8% 54.4% 49.3% 39.1% 57.4% 44.7% 28.3% 28.8% 0.0 25.0 50.0 75.0 100.0 1- Year Avg. 3-Year Avg. 5-Year Avg. 10-Year Avg. 1 Day Before 1 Month Prior 3 Months Prior 1 Year Prior 75 total transactions: 17 Financial Technology 7 Broker/Dealer 30 Insurance 6 Investment Company 15 Specialty Finance 6 P R O J E C T H O T S P U R S % % % %

FIRST CITY PROJECT HOTSPURS

Management's Financial Forecast

($ in millions)

	Historical			Projected					CAGR
	2009	2010	2011	2012	2013	2014	2015	2016	'11A - '16E
Summary Income Statement:									
Servicing Fees	$9	$9	$11	$9	$6	$2	$0	$0	(50.7%)
Management/Incentive Fees	$0	0	0	2	7	3	1	2	NA
Portfolio Income	$54	46	41	29	37	40	41	53	5.4%
ABL Investment Income	$3	2	4	4	1	1	0	0	(47.3%)
Equity in Earnings of Subsidiaries	$4	15	2	14	15	12	8	7	27.3%
Income from Consol. Crestone Subs	5	19	7	4	4	4	4	4	(9.0%)
Other Income	13	18	40	6	8	8	8	9	(26.4%)
Total Revenues	$88	$109	$105	$69	$78	$69	$62	$75	(6.5%)
Total Expenses	(56)	(72)	(64)	(42)	(39)	(42)	(45)	(50)	(4.7%)
Operating Profit	**$32**	**$37**	**$41**	**$27**	**$39**	**$27**	**$17**	**$25**	**(9.6%)**
Minority Interest	(6)	(13)	(9)	(4)	(2)	(3)	(1)	(1)	(38.9%)
Impairment	(5)	(9)	(4)	(5)	(4)	(4)	(4)	(4)	0.0%
Pre-Tax Income	$21	$15	$28	$18	$32	$20	$13	$20	**(6.5%)**
Income Taxes	(2)	(2)	(4)	(1)	(6)	(8)	(5)	(8)	14.3%
Net Income	**$19**	**$13**	**$24**	**$18**	**$26**	**$12**	**$8**	**$12**	**(12.7%)**
Summary Balance Sheet:									
Total Assets	465	460	356	298	303	297	336	379	1.3%
Equity	78	88	112	132	158	170	178	190	11.2%
Deployments (a)	148	68	58	75	120	100	160	180	25.4%
Operating Metrics:									
Debt/Equity	4.35x	3.82x	1.96x	1.16x	0.84x	0.67x	0.82x	0.94x	
ROE	185.6%	127.5%	232.9%	172.4%	251.4%	117.5%	73.9%	117.5%	
Effective Tax Rate	9.5%	13.3%	14.3%	2.9%	19.4%	39.0%	39.0%	39.0%	
Per Share Statistics:									
Earnings per Share	$1.86	$1.27	$2.33	$1.72	$2.51	$1.18	$0.74	$1.17	(12.8%)
Book Value per Share	$7.62	$8.63	$10.87	$12.71	$15.22	$16.40	$17.14	$18.31	11.0%

Source: Company Management
(a) 2011 – 2016E originations represent FirstCity's share of total originations.

7 LAZARD MIDDLE MARKET

DCF (Dividend Discount) ($ in millions) 1 Based on 10,381,000 fully-diluted shares outstanding shares as of December 31, 2011. 8 P R O J E C T H O T S P U R S FIRSTCITY - MANAGEMENT FORECAST 2011A 2012E 2013E 2014E 2015E 2016E TV Net Income $24.0 $17.9 $26.1 $12.2 $7.7 $12.2 Dividends 0.0 0.0 0.0 0.0 0.0 0.0 Period Ending Shareholder's Equity 112.0 131.9 158.0 170.2 177.9 190.1 Terminal Multiple (P/TBV) 1.00x Terminal Value $190.1 NPV (@ 20%) $76.4 Per Share Price1 $7.41 P/TBV EXIT MULTIPLE $7.41 0.80x 1.00x 1.20x 12.5% $8.19 $10.24 $12.28 15.0% 7.34 9.17 11.01 17.5% 6.59 8.24 9.88 20.0% 5.93 7.41 8.90 22.5% 5.35 6.69 8.02 25.0% 4.84 6.04 7.25 Implied LTM P/E at Exit 12.5x 15.6x 18.7x DISCOUNT RATE

FIRST CITY PROJECT HOTSPURS

Hypothetical Liquidation

($ in thousands, except per share amounts)

Management Base Case Cash Flows @ 20.0% Discount Rate						
	FLBG	FC Invest. Holdings	Net Collections[a]	Overhead	Taxes	Net Cash Flows
2012	$9,859	$49,616	$59,475	($17,512)	--	$41,963
2013	4,543	40,876	45,418	(15,811)	--	29,607
2014	15,575	12,299	27,875	(8,250)	($3,834)	15,791
2015	29,797	7,393	37,190	(3,400)	(13,178)	20,612
2016	30,934	2,841	33,775	(3,380)	(11,854)	18,541
2016+	9,187	34	9,221	(4)	(3,595)	5,623
Total	$99,895	$113,059	$212,954	($48,357)	($32,461)	$132,136

		Share Price Sensitivities				Premium/(Discount) to Current Share Price ($8.94)			
		Case				Case			
		Mgmt. Base	Mgmt. Downside	Extended WAL	Reduced Cash	Mgmt. Base	Mgmt. Downside	Extended WAL	Reduced Cash
Discount Rate	12.5%	$10.73	$9.93	$9.94	$9.44	20.1%	11.1%	11.2%	5.6%
	15.0%	10.27	9.45	9.38	9.00	14.8%	5.8%	4.9%	0.6%
	17.5%	9.83	9.02	8.86	8.59	10.0%	0.9%	(0.9%)	(4.0%)
	20.0%	9.43	8.61	8.38	8.21	5.5%	(3.7%)	(6.2%)	(8.2%)
	22.5%	9.06	8.24	7.95	7.85	1.3%	(7.8%)	(11.1%)	(12.1%)
	25.0%	8.71	7.89	7.55	7.53	(2.6%)	(11.7%)	(15.6%)	(15.8%)
Net Cash Flows Lost - $		--	($7.5)	($0.1)	($14.5)				
WAL		29.3	31.1	35.1	30.6				

		Implied Price/Tangible Book Value of $10.87 (12/31/11)			
		Case			
		Mgmt. Base	Mgmt. Downside	Extended WAL	Reduced Cash
Discount Rate	12.5%	0.99x	0.91x	0.91x	0.87x
	15.0%	0.94	0.87	0.86	0.83
	17.5%	0.90	0.83	0.81	0.79
	20.0%	0.87	0.79	0.77	0.75
	22.5%	0.83	0.76	0.73	0.72
	25.0%	0.80	0.73	0.69	0.69

9 LAZARD MIDDLE MARKET

(a) Net collections net of (following) repayment to all existing credit facilities including Bank of Scotland and Bank of America under the terms of the current facilities

FIRST CITY
PROJECT HOTSPURS

Hypothetical Balance Sheet Fair Market Value

($000)	Consolidated (12/31/11)[a]	Est. Loss Rate %	Moderate Case[c]	Est. Loss Rate %	Contingent Case[d]
Assets					
Cash and cash equivalents	$35,996	0%	$35,996	0%	$35,996
Restricted Cash	35	0%	35	0%	35
Portfolio Assets	123,946	(5%)	117,749	(15%)	105,354
Loans Receivable	45,947	(6%)	43,234	(16%)	38,493
Equity Investments	109,393	(12%)	96,607	(23%)	83,821
Investment Securities - AFS	3,798	(20%)	3,039	(13%)	3,298
Operating Entity Assets	15,703	(10%)	14,133	(20%)	12,562
Assets Held for Sale	9,900	(10%)	8,910	(20%)	7,920
Total Earning Assets	308,687	(8%)	283,671	(19%)	251,448
Other Assets	11,628	(13%)	10,102	(21%)	9,181
Total Assets	**356,346**	(7%)	**329,804**	(17%)	**296,660**
Liabilities					
Total Liabilities	218,943	0%	218,943.2	0%	218,943.2
Non-controlling Interest	25,427	(15%)	21,638.2	(32%)	17,281.5
Sub total	244,370	(2%)	240,581	(3%)	236,225
Shareholders' Equity	**111,976**	(20%)	**89,223**	(46%)	**60,435**
Book Value per Share	**$10.79**	(20%)	**$8.59**	(46%)	**$5.82**
Premium / (Discount) to Current Book Value per Share			*($2.19)*		*($4.96)*
Implied Price to Book Value per Share[b]			0.80x		0.54x
Total Liabilities and Shareholders' Equity	**356,346**		**329,804**		**296,660**

a) Consolidated unaudited balance sheet as of 12/31/11
b) Based on 10,381,000 fully-diluted shares outstanding of as of 12/31/11
c) Assumes the following declines in value: 5% Portfolio Assets; 3% for SBA loans; 10% for other Loans Receivable 10% for Equity Investments; 15% for Equity Investments in Servicing Entities; 20% for Investment Securities AFS; 10% of Operating Assets; 10% for Assets Held for Sale; case-by-case percentage declines assumed for Other Assets. Non-controlling interest is adjusted by corresponding amounts for those assets that the Company consolidates but does not own 100%.
d) Assumes the following declines in value: 15% Portfolio Assets; 10% for SBA Loans; 25 for other Loans Receivable; 20% for Equity Investments; 30% for Equity Investments in Servicing Entities; 50% for Investment Securities AFS; 20% for Operating Assets; 20% for Assets Held for Sale; case-by-case percentage declines assumed for Other Assets. Non-controlling interest is adjusted by corresponding amounts for those assets that the Company consolidates but does not own 100%.

10 LAZARD MIDDLE MARKET

FIRST CITY
PROJECT HOTSPURS

Marketing Considerations and Selection Parameters

1 Strategic motivation (platform vs. portfolio)

- Originate, service, manage, and resolve non-performing loans

2 Asset class expertise

- Strategically linked or motivated to enter the asset class and sector or build upon an existing direct or indirect presence

3 Long-term availability of capital

4 Current situation - ability to pay

- Current liquidity / capital position
- No financing contingencies

5 Demand for yield enhancement in low rate environment

6 Revenue diversification

11 LAZARD MIDDLE MARKET

Alternative Asset Managers Origination, underwriting and special servicing capabilities Robert Bass (Keystone Group Inc.) P R O J E C T H O T S P U R S 12

Foreign Financial Institutions Asset valuation and servicing expertise Global expansion Deploy excess liquidity into higher yielding asset classes P R O J E C T H O T S P U R S 13

Non-bank Financial Institutions Unique product capabilities Internalize special servicing expertise P R O J E C T H O T S P U R S 14 Banks Non-traditional bank seeking higher yielding assets in a low rate environment Leucadia

15 P R O J E C T H O T S P U R S Legend Week 1 Week 2 Week 3 Week 4 Week 5 Week 6 Week 7 Week 8 Week 9 Week 10 Week 11 Week 12 Week 13 Action Mar-12 Apr-12 May-12 Jun-12 Holiday M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F M T W T F Key Events 26 27 28 29 30 2 3 4 5 6 9 10 11 12 13 16 17 18 19 20 23 24 25 26 27 30 1 2 3 4 7 8 9 10 11 14 15 16 17 18 21 22 23 24 25 28 29 30 31 1 4 5 6 7 8 11 12 13 14 15 18 19 20 21 22 1 Stage One - Pre-Marketing 1 Authorization of target list 2 NDA 3 Process letter - first round - Draft 4 Stock purchase agreement - Draft 5 Data room - prep 6 Management presentations - refine 7 Management presentations - rehersal Stage Two - Launch through first round bid date 1 Marketing calls - initiate 2 NDAs - execute 3 Process letter - distribute 4 "Controlled" data room - open 5 Management presentations - onsite 6 Process letter - final round - draft 7 Bid date - first round 8 Review first round bids / notification to final round participants Stage Three - Final round participations through close 1 Final round process letter and SPA - distribution 2 "Full" data room - open 3 Follow up due diligence & onsite meetings 4 Bid date - final 5 Selection 6 Final due diligence and negotiations 7 Pre-signing announcement logistics 8 Sign and announce ****Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.

16 Considerations Clarify and confirm communication protocol Fulfillment of outstanding information requests <2 days (management estimate) Outstanding information requests: Legal - 3 Business / Tax - 8 have requested conference calls for week of April 2 Finalize and confirm: Timeline Resources Target list Initiate / launch P R O J E C T H O T S P U R S h ****Confidential information on this page has been omitted and filed separately with the Securities Exchange Commission pursuant to a Confidential Treatment Request.